UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 9, 2019

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, TX 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2019 (the “Effective Date”), H/Cell Energy Corporation (the “Company”) entered into an equity financing agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with an accredited investor (the “Investor”), pursuant to which the Investor has agreed to purchase from the Company up to $3,000,000 in shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, the Company has the right, from time to time at its sole discretion and subject to certain conditions, to direct the Investor to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of shares of Common Stock pursuant to the Purchase Agreement will be 80% of the lowest trading price of the Common Stock during the 10 trading days prior to the Put (the “Pricing Period”). Such sales of Common Stock by the Company, if any, may occur from time to time, at the Company’s option, over the 24-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other terms and conditions of the Purchase Agreement are satisfied.

The number of shares that the Company may direct the Investor to purchase per Put is limited by the average daily trading volume of the Common Stock prior to the Put, as follows:

i.	If between zero (0) to fifteen thousand (15,000) Shares are traded on average per day during the Pricing Period, the relevant Put shall be capped to fifteen thousand (15,000) Shares;
ii.	If between fifteen thousand and one (15,001) Shares to thirty thousand (30,000) Shares are traded on average per day, the relevant Put shall be capped to thirty thousand (30,000) Shares;
iii.	If between thirty thousand and one (30,001) Shares to sixty thousand (60,000) Shares are traded on average per day, the relevant Put shall be capped to sixty thousand (60,000) Shares;
iv.	If between sixty thousand and one (60,001) Shares to one hundred and fifty thousand (150,000) Shares are traded on average per day, the relevant Put shall be capped to one hundred and fifty thousand (150,000) Shares; and
v.	If the average daily traded volume for the Pricing Period is equal to or greater than one hundred fifty thousand and one (150,001) Shares, then the relevant Put shall be limited to an amount which equals two times (2x) the average daily volume for the Shares during the Pricing Period.

In all instances, the Company may not sell shares of its Common Stock to the Investor under the Purchase Agreement if it would result in the Investor beneficially owning more than 4.99% of the Common Stock. In addition, no Put can be made in an amount that exceeds $400,000.

The Investor represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”)), and the Company sold the securities in reliance upon private placement exemptions from the registration requirements under Section 4(a)(2) of the Act, as well as Rule 506 under Regulation D under the Act.

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The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time six months after the Registration Statement is effective or four months from the Effective Date if the Registration Statement is not effective despite the best efforts of the Company, at no cost or penalty. The Investor does not have the right to terminate the Purchase Agreement.

Actual sales of shares of Common Stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. As a commitment fee for entering into the Purchase Agreement, the Company has agreed to issue to the Investor 30,000 shares of Common Stock (the “Commitment Shares”). The Company will not receive any cash proceeds from the issuance of the Commitment Shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to the Investor. The Company expects that any proceeds received by the Company from such sales to the Investor will be used for working capital and general corporate purposes.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.01 and 10.02, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 regarding the potential offering and sale of up to $3,000,000 of shares of Common Stock under the Purchase Agreement, plus the issuance of the Commitment Shares, is incorporated herein by reference.

Item 8.01 Other Events.

On July 15, 2019, the Company issued a press release announcing the Purchase Agreement, as discussed in Item 1.01 above. A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

10.01	Equity Financing Agreement, by and between H/Cell Energy Corporation and GHS Investments LLC, dated July 9, 2019
10.02	Registration Rights Agreement, by and between H/Cell Energy Corporation and GHS Investments LLC, dated July 9, 2019
99.01	Press Release, dated July 15, 2019, issued by H/Cell Energy Corporation*

* Furnished herewith.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: July 15, 2019	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer

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